UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
October 5, 2020

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant's telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Effective October 7, 2020, Ross Stores, Inc. (the “Company”) terminated its $500 million 364-day senior revolving credit facility (the “364-Day Credit Facility”) with the lenders named therein, and Bank of America, N.A., as Administrative Agent. The Company had no borrowings under this credit facility at any time.

As previously disclosed, the 364-Day Credit Facility had been entered into on May 1, 2020, to add to the Company’s borrowing availability and sources of liquidity, to provide additional financial flexibility due to uncertain market conditions arising from the COVID-19 pandemic. The facility was terminated because it was not expected to be needed or used prior to its expiration in April 2021.

The 364-Day Credit Facility is otherwise further described in Note E of the Notes to Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 1, 2020, which description is incorporated by reference herein. That description is also qualified by reference to the full text of the 364-Day Credit Facility, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2020.

Many of the lenders under the 364-Day Credit Facility have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and is subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 8.01 Other Events.

On October 5, 2020, the Company repaid in full the amounts it had borrowed under its $800 million unsecured revolving credit facility. As a result, the Company currently has no borrowings or standby letters of credit outstanding under this facility, and the $800 million credit facility remains in place and available.

The terms of this revolving credit facility and the Company’s prior borrowing thereunder are further described in Note E of the Notes to Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2020

ROSS STORES, INC.
Registrant

By:	/s/Travis R. Marquette
Travis R. Marquette
Group Senior Vice President and Chief Financial
Officer, and Principal Accounting Officer

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